Acorn Energy to Host 2011 Fourth Quarter Conference Call on Friday, March 16, 2012 at 11:00 am ET

Montchanin, DE (March 9, 2012) - Acorn Energy, Inc. (NASDAQ: ACFN) today announced that John A. Moore, Chairman of the Board and CEO of Acorn Energy, will host an investor call on Friday, March 16, 2012 at 11am ET to discuss its fourth quarter 2011 results and developments. The Company will release financial results for the fourth quarter the afternoon of Thursday, March 15, after the market closes.

To participate in the conference call, please dial 800-860-2442 or 412-858-4600 (Intl) (no pass code required). You may also access the call through the Internet at www.acornenergy.com. If you are unable to participate in the live call, a digital replay of the call will be available through 9:00am on Friday, March 30, 2012 by dialing 877-344-7529 or 412-317-0088 and entering access code # 10011465.

About Acorn Energy, Inc.

Acorn Energy, Inc. is a holding company focused on technology driven solutions for energy infrastructure asset management.  Our four businesses in which we have controlling interests, improve the world's energy infrastructure by making it more secure by providing security solutions for underwater energy infrastructure (DSIT), more reliable by providing condition monitoring instruments for  critical assets on the electric grid (GridSense) as well as for emergency power generators and underground pipelines (OmniMetrix), and more productive and efficient by increasing oil and gas production while lowering costs through use of ultra-high sensitive seismic tools for more precise pinpointing of oil and gas reservoirs (US Seismic). For more information visit http://www.acornenergy.com.

Safe Harbor Statement

This press release includes forward-looking statements, which are subject to risks and uncertainties. There is no assurance that the Company and its operating companies will be able to achieve the expected growth in revenue or meet the other expectations described or referred to above.  A complete discussion of the risks and uncertainties which may affect Acorn Energy's business generally and the businesses of its subsidiaries is included in "Risk Factors" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

Investor Contact:

Paul G. Henning

Cameron Associates

(212) 554-5462

Paul@cameronassoc.com